UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MicroStrategy Incorporated

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 25, 2004

Dear MicroStrategy Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Thursday, July 8, 2004, beginning at 10:00 a.m., local time, at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote “FOR” these proposals.

We look forward to seeing you there.

Very truly yours,

Michael J. Saylor

Chairman of the Board and

Chief Executive Officer

1861 International Drive

McLean, Virginia 22102

Notice of Annual Meeting of Stockholders to

be held on Thursday, July 8, 2004

The Annual Meeting of Stockholders (the “Annual Meeting”) of MicroStrategy Incorporated, a Delaware corporation (the “Company”), will be held at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166, on Thursday, July 8, 2004 at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect seven (7) directors for the next year;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on May 14, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sanju K. Bansal

Vice Chairman, Executive Vice President,

Chief Operating Officer and Secretary

McLean, Virginia

May 25, 2004

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER’S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MAY 14, 2004 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

MICROSTRATEGY INCORPORATED

1861 International Drive

McLean, Virginia 22102

Proxy Statement for the Annual Meeting of Stockholders

to be held on Thursday, July 8, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MicroStrategy Incorporated (the “Company” or “MicroStrategy”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 8, 2004 at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166 at 10:00 a.m., local time, and at any adjournment thereof. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On May 14, 2004, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,505,391 shares of the Company’s class A common stock, par value $0.001 per share, and an aggregate of 3,549,399 shares of the Company’s class B common stock, par value $0.001 per share (the class A common stock and the class B common stock are collectively referred to as the “Common Stock”). Each share of class A common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of class B common stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003 (“Fiscal Year 2003”) is being mailed to stockholders, along with these proxy materials, on or about May 28, 2004. The Company’s Annual Report to Stockholders includes the Company’s Annual Report on Form 10-K for Fiscal Year 2003 as filed with the Securities and Exchange Commission (“SEC”) except for any exhibits thereto. The Company will provide such exhibits to any stockholder upon written request. Please address requests to MicroStrategy Incorporated, Attention: Secretary, 1861 International Drive, McLean, Virginia 22102.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the ratification of the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent auditors for the fiscal year ending December 31, 2004 (Proposal 2).

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock, as of May 1, 2004 unless otherwise indicated, by (i) each person who is known by the Company to beneficially own more than 5% of any class of the Company’s Common Stock, (ii) each director or nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below, and (iv) all directors and executive officers as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)(3)	Percentage of Shares of Class A Common Stock Outstanding(3)(4)
Michael J. Saylor(5)	2,932,582	19.1%

Sanju K. Bansal(6)	657,349	5.0

Eric F. Brown(7)	46,250	*

Jonathan F. Klein(8)	22,086	*

Jeffrey A. Bedell(9)	69,793	*

Eduardo S. Sanchez(10)	144,823	1.2

David B. Blundin(11)	35,435	*

F. David Fowler(12)	17,000	*

Carl J. Rickertsen(13)	7,000	*

Stuart B. Ross(14)	15,400	*

Ralph S. Terkowitz(15)	12,100	*

All directors and executive officers as a group (11 persons)(16)	3,959,818	24.3

*	Less than 1%
(1)	Each person named in the table above (except as otherwise indicated in the footnotes below) has an address in care of MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102.
(2)	The shares of the Company listed in this table include shares of class A common stock and class B common stock, as set forth in the footnotes below. Shares of class B common stock are convertible into the same number of shares of class A common stock at any time at the option of the holder.
(3)	The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after May 1, 2004. Any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.
(4)	Percentages in the table and these footnotes have been calculated based on 12,441,598 shares of class A common stock and 3,603,730 shares of class B common stock outstanding as of May 1, 2004. In addition, for the purpose of calculating each person’s percentage of shares outstanding, any shares of class A common stock subject to outstanding stock options held by such person which are exercisable within 60 days after May 1, 2004 and any shares of class B common stock held by such person are deemed to be outstanding shares of class A common stock.
(5)	Mr. Saylor’s holdings of Common Stock consist of 2,849,700 shares of class B common stock held by Alcantara LLC which is wholly owned by Mr. Saylor (approximately 79.1% of the class B common stock outstanding), 882 shares of class A common stock held by Alcantara LLC which is wholly owned by Mr. Saylor and options exercisable within 60 days after May 1, 2004 to purchase 82,000 shares of class A common stock.
(6)	Mr. Bansal’s holdings of Common Stock consist of 540,887 shares of class B common stock held by Shangri-La LLC which is wholly owned by Mr. Bansal, 38,305 shares of class B common stock held by a trust for which Mr. Bansal acts as the sole trustee, 2,357 shares of class B common stock held in Mr. Bansal’s own name (collectively constituting approximately 16.1% of the class B common stock outstanding), 50,000 shares of class A common stock held by a trust for which Mr. Bansal acts as the sole trustee, 5,800 shares of class A common stock held by a foundation for which Mr. Bansal acts as the sole trustee and options exercisable within 60 days after May 1, 2004 to purchase 20,000 shares of class A common stock.

(7)	Mr. Brown’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2004 to purchase 46,250 shares of class A common stock.
(8)	Mr. Klein’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2004 to purchase 22,086 shares of class A common stock.
(9)	Mr. Bedell’s holdings of Common Stock consist of 8,196 shares of class A common stock and options exercisable within 60 days after May 1, 2004 to purchase 61,597 shares of class A common stock.
(10)	Mr. Sanchez’s holdings of Common Stock consist of 72,481 shares of class B common stock (approximately 2.0% of the class B common stock outstanding), 842 shares of class A common stock and options exercisable within 60 days after May 1, 2004 to purchase 71,500 shares of class A common stock.
(11)	Mr. Blundin’s holdings of Common Stock consist of 30,035 shares of class A common stock and options exercisable within 60 days after May 1, 2004 to purchase 5,400 shares of class A common stock.
(12)	Mr. Fowler’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2004 to purchase 17,000 shares of class A common stock.
(13)	Mr. Rickertsen’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2004 to purchase 7,000 shares of class A common stock.
(14)	Mr. Ross’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2004 to purchase 15,400 shares of class A common stock.
(15)	Mr. Terkowitz’s holdings of Common Stock consist of 100 shares of class A common stock held beneficially by Mr. Terkowitz in a fiduciary capacity, 100 shares of class A common stock held by a family member, and options held beneficially by Mr. Terkowitz as a result of his ownership interest in Ciabatta LLC, which options are exercisable within 60 days after May 1, 2004 to purchase 11,900 shares of class A common stock. Mr. Terkowitz shares both voting power and investment power over securities held by Ciabatta LLC with his wife.
(16)	Shares held by the directors and executive officers as a group include 95,955 shares of class A common stock, options to purchase 360,133 shares of class A common stock that are exercisable within 60 days after May 1, 2004 and 3,503,730 shares of class B common stock (approximately 97.2% of the class B common stock outstanding).

Executive Officers of the Company

The Company’s executive officers and their ages and positions as of May 1, 2004 are as follows:

Name	Age	Title
Michael J. Saylor	39	Chairman and Chief Executive Officer

Sanju K. Bansal	38	Vice Chairman, Executive Vice President and Chief Operating Officer

Eric F. Brown	38	President and Chief Financial Officer

Jonathan F. Klein	37	Vice President, Law and General Counsel

Jeffrey A. Bedell	35	Vice President, Technology and Chief Technology Officer

Eduardo S. Sanchez	47	Vice President, Worldwide Sales and Services

Set forth below is certain information regarding the professional experience of each of the above-named persons.

Michael J. Saylor has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman of the Board of Directors since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

Eric F. Brown has served as president and chief financial officer since November 2000. Mr. Brown served as chief financial officer from August 2000 to November 2000 and originally joined the Company as chief financial officer of the Strategy.com subsidiary in February 2000. Prior to that, Mr. Brown served as division chief financial officer and then division chief operating officer of Electronic Arts, a developer and publisher of interactive entertainment software, from October 1998 until February 2000. Prior to that, Mr. Brown was co-founder and chief financial officer of DataSage, Inc., a vendor of e-business personalization software, from 1995 until October 1998. Mr. Brown also held several senior financial positions with Grand Metropolitan from 1990 until 1995. Mr. Brown received an M.B.A. from the Sloan School of Management of the Massachusetts Institute of Technology and a B.S. in Chemistry from the Massachusetts Institute of Technology.

Jonathan F. Klein has served as vice president, law and general counsel since November 1998 and as corporate counsel from June 1997 to November 1998. From September 1993 to June 1997, Mr. Klein was an appellate litigator with the United States Department of Justice. Mr. Klein received a B.A. in Economics from Amherst College and a J.D. from Harvard Law School.

Jeffrey A. Bedell has served as vice president, technology and chief technology officer since April 2001, as vice president, platform technology from 1999 to 2001, and as senior program manager and director of technology programs from 1992 to 1999. Mr. Bedell received a B.A. in Religion from Dartmouth College.

Eduardo S. Sanchez has served as vice president, worldwide sales and services since April 2001, as vice president, worldwide sales from 2000 to 2001, as vice president, international operations from 1998 to 2000, as vice president, European operations from 1996 to 1998, as managing director, European operations from 1994 to 1996, and as consulting manager, US operations from 1992 to 1994. Mr. Sanchez received a bachelor’s degree in Electrical Engineering from the University of LaPlata in Argentina and a master’s degree in Systems Engineering from George Mason University. Prior to joining MicroStrategy, Mr. Sanchez worked as a consultant in Europe, the United States, South America and Japan, developing and deploying large-scale optimization systems for the manufacturing and power utility sector. In this capacity, he was engaged in significant projects with companies such as Mitsubishi, Groupe Saint Gobain, ABB, Siemens and Xerox.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated by the Board of Directors for re-election. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (and until the election and qualification of his successor or his earlier death, resignation or removal).

Nominees

Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during at least the past five years and the year of the commencement of his term as a director of the Company:

Michael J. Saylor (39) has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal (38) has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman of the Board of Directors since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

David B. Blundin (37) has been a member of the Board of Directors of MicroStrategy since September 2002. Mr. Blundin is currently chief executive officer of Vestmark, Inc., a privately-held enterprise software company focused on the real-time integration infrastructure market, a position he has held since October 2001. From January 2000 until October 2001, Mr. Blundin served as chief technologist at Vignette Corporation, a publicly-traded provider of e-business software applications. Mr. Blundin was the chief executive officer of DataSage, Inc., a leading vendor of e-business personalization software, from June 1997 until its acquisition by Vignette in January 2000. Mr. Blundin received a B.S. in Computer Science from the Massachusetts Institute of Technology in 1988.

F. David Fowler (70) has been a member of the Board of Directors of MicroStrategy since June 2001. Mr. Fowler was the dean of the School of Business and Public Management at The George Washington University from July 1992 until his retirement in June 1997 and a member of KPMG LLP from 1963 until his retirement in June 1992. As a member of KPMG, Mr. Fowler served as managing partner of the Washington, DC office from 1987 until 1992, as partner in charge of human resources for the firm in New York City, as a member of the firm’s board of directors, operating committee and strategic planning committee and as chairman of the KPMG Foundation and the KPMG personnel committee. Mr. Fowler is also a member of the board of directors of FBR Funds located in Bethesda, Maryland. Mr. Fowler received a B.A./B.S. in Business from the University of Missouri at Columbia in 1955.

Carl J. Rickertsen (44) has been a member of the Board of Directors of MicroStrategy since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2004. From January 1998 until January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 until January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen is also a member of the board of directors of Convera Corporation, a publicly-traded search-engine software company, and United Agricultural Products, a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Stuart B. Ross (67) has been a member of the Board of Directors of MicroStrategy since June 2001. Mr. Ross held various positions with the Xerox Corporation, a document management technology company, from 1966 until December 1999, including corporate executive vice president, senior vice president of finance and chief financial officer, vice president/corporate controller and chairman and chief executive officer of Xerox Financial Services. Mr. Ross is also a trustee of the Hansberger Institutional Series, a mutual fund, a member of the board of directors of The World Affairs Forum and a member of the International Executive Service Corporation Advisory Council. Mr. Ross has been a C.P.A. in the State of New York since 1963. Mr. Ross received a B.S. in Accounting from New York University in 1958 and an M.B.A. from Bernard Baruch College of the City College of New York in 1966.

Ralph S. Terkowitz (53) has been a member of the Board of Directors of MicroStrategy since September 1997. Mr. Terkowitz is currently a special partner at ABS Capital Partners, a private equity investment firm, and a consultant to The Washington Post Company, a diversified media and education company, positions he has held since January 2004. From April 2001 until January 2004, Mr. Terkowitz was chief technology officer for The Washington Post Company. From 1992 until April 2001, Mr. Terkowitz was vice president, technology for The Washington Post Company. In 1998, he was co-chief executive officer of HireSystems and instrumental in the formation of BrassRing.com. From February 1995 until February 1996, Mr. Terkowitz was chief executive officer, president and publisher of Digital Ink, an Internet publishing venture that launched, among other ventures, WashingtonPost.com and Politics Now. Mr. Terkowitz is also a member of the board of directors of Truste and Tribe.net. Mr. Terkowitz received an A.B. in Chemistry from Cornell University and an M.S. in Chemical Physics from the University of California, Berkeley.

Involvement in Certain Legal Proceedings

On December 14, 2000, Mr. Saylor and Mr. Bansal each entered into a settlement with the SEC in connection with the restatement of the Company’s financial results for 1999, 1998 and 1997. In the settlement, each of Mr. Saylor and Mr. Bansal consented, without admitting or denying the allegations in the SEC’s complaint, to the entry of a judgment enjoining him from violating the antifraud and recordkeeping provisions of the federal securities laws and ordering him to pay disgorgement and a civil penalty.

Board and Committee Meetings

The Board of Directors met five times during Fiscal Year 2003. Each director attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees on which he then served. The Board of Directors has determined that each of the non-employee directors of the Company (Messrs. Blundin, Fowler, Rickertsen, Ross and Terkowitz), who collectively constitute a majority of the Board, is an “independent director” as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). The independent members of the Board of Directors regularly meet in executive session without any employee directors or other members of management in attendance.

The Board of Directors has established standing Audit and Compensation Committees. The Company’s Third Amended and Restated Audit Committee Charter is attached as Appendix A to this Proxy Statement. The Company is a “Controlled Company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules, because more than 50% of the voting power of the Company is controlled by the Company’s Chairman and Chief Executive Officer, Michael J. Saylor.

As a controlled company under Nasdaq rules, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of shareholders.

The Audit Committee of the Board of Directors provides the opportunity for direct contact between the Company’s independent auditors and the Board of Directors. The Audit Committee met six times during Fiscal Year 2003. The Audit Committee is currently comprised of Messrs. Fowler, Ross and Terkowitz. The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has designated each of Messrs. Fowler and Ross as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Audit Committee Report.”

The Compensation Committee of the Board of Directors makes compensation decisions regarding certain of the Company’s executive officers and provides recommendations to the Board of Directors regarding the Company’s compensation programs. The Compensation Committee met once during Fiscal Year 2003. The Compensation Committee is currently comprised of Messrs. Rickertsen and Ross. The Board of Directors has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rule definition of “independent” for compensation committee purposes. Each of the members of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Compensation Committee Report on Executive Compensation.”

Director Attendance at Annual Meeting of Stockholders

Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meeting of stockholders, all directors are encouraged to attend the annual meeting. Six of the seven members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

Director Candidates

As noted above, the Company does not have a standing nominating committee and the functions of evaluating and selecting directors have been performed by the Board of Directors as a whole. The Board will from time to time evaluate biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. The Company has not engaged a third party to assist in identifying and evaluating the individuals nominated for election as directors at this meeting.

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including an evaluation of each candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of the Company’s stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rule definition of “independent” and the SEC’s definition of “audit committee financial expert.” The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Company does not have a formal policy with regard to the consideration of director candidates recommended by its stockholders because of the Company’s status as a controlled company under Nasdaq rules. Stockholder recommendations relating to director nominees or otherwise may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals”. Stockholders may also send communications to the Board of Directors in accordance with the procedures set forth below under the heading “Communicating with the Board of Directors”.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the Secretary of the Company, MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and must include the stockholder’s full name, address and a valid telephone number. The name of any specific intended Board recipient should be noted in the communication. The Secretary will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, the Secretary or his designee will review such correspondence, and in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s class A common stock to file with the SEC initial reports of ownership of the Company’s class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of 10% of the Company’s class A common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the Company’s records and representations made by the Company’s directors and executive officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to Fiscal Year 2003 except that, due to a clerical error, a Form 4 reporting the grant of a stock option to Stuart B. Ross was filed one day late.

Code of Ethics

On March 5, 2004, the Board of Directors, through its Audit Committee, adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the chairman of the Audit Committee.

The Code of Ethics is publicly available on the Corporate Governance section of the Company’s website, www.microstrategy.com. The Company intends to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of the Company’s website, www.microstrategy.com.

Directors’ Compensation

Equity Compensation

On February 8, 2003, the compensation committee of the Board of Directors granted the following stock options under the Company’s Second Amended and Restated 1999 Stock Option Plan (“1999 Plan”) to directors who were serving on the Board on such date and who were not employees of MicroStrategy or any subsidiary: (1) an option to purchase 17,000 shares of class A common stock to David B. Blundin, (2) an option to purchase 25,000 shares of class A common stock to F. David Fowler, chairman of the Audit Committee, (3) an option to purchase 17,000 shares of class A common stock to Jonathan J. Ledecky, a director of the Company who retired from the Board effective July 10, 2003, (4) an option to purchase 25,000 shares of class A common stock to Carl J. Rickertsen, chairman of the Compensation Committee, (5) an option to purchase 17,000 shares of class A common stock to Stuart B. Ross and (6) an option to purchase 17,000 shares of class A common stock to Ralph S. Terkowitz. Each of these options has an exercise price equal to the fair market value of the class A common stock on the last trading day immediately preceding the date of grant, or $20.69 per share, and becomes exercisable in equal annual installments over a five-year period. On June 8, 2003, the Board granted Mr. Ledecky an option to purchase 17,000 shares of class A common stock under the 1999 Plan. This option (i) has an exercise price equal to the fair market value of the class A common stock on the last trading day immediately preceding the date of grant, or $39.85 per share; (ii) was vested in full on the date of grant; and (iii) has a term of five years.

Directors who are not employees of MicroStrategy or any subsidiary (an “Outside Director”) are granted stock options under the Company’s 1999 Plan pursuant to the following standard arrangement: (1) each Outside Director is granted an option to purchase 17,000 shares of class A common stock upon such Outside Director’s initial election or appointment to the Board of Directors (“First Option”), and (2) each Outside Director is granted an option to purchase an additional 8,000 shares of class A common stock upon the initial election or appointment of such Outside Director as the chairperson of the Compensation Committee or Audit Committee of the Board of Directors (the “Chairperson Option”), provided that the aggregate number of shares of class A common stock subject to the First Option and any Chairperson Option granted to any individual Outside Director may not exceed 25,000 shares. First Options and Chairperson Options become exercisable in equal annual installments over a five-year period.

Each option granted to an Outside Director under the 1999 Plan has an exercise price equal to the last reported sale price of the class A common stock as reported on the Nasdaq National Market for the most recent trading day prior to the date of grant. In the event of a merger of MicroStrategy with or into another corporation or another qualifying acquisition event, each option will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation does not assume outstanding options or such options are not otherwise exchanged, all outstanding options automatically will become immediately exercisable.

Cash Compensation

Each Outside Director receives an annual retainer of $15,000 (in quarterly installments payable on the first day of each calendar quarter in arrears) for serving on the Company’s Board of Directors, and a fee of $3,750 for each quarterly meeting of the Board of Directors that such Outside Director attends in person. Each Outside Director who is a member of the Audit Committee (except the chairperson) also receives $1,000 for each meeting of the Audit Committee that such member attends in person. The chairperson of each of the Audit Committee and the Compensation Committee also receives an annual retainer of $7,500 (in four equal quarterly installments payable on the first day of each calendar quarter in arrears), and a fee of $1,875 for each meeting of their respective committees that such chairperson attends in person. The annual retainer fees described above are prorated for the number of days that the individual served as an Outside Director or as a committee chairperson, as the case may be, during the immediately preceding calendar quarter. Each Outside Director is reimbursed for all reasonable out-of-pocket expenses incurred by him or her in attending meetings of the Board of Directors and any committee thereof and otherwise in performing his or her duties as an Outside Director, subject to compliance with the Company’s standard documentation policies regarding reimbursement of business expenses.

Executive Compensation

The compensation information set forth below relates to compensation paid by the Company to its chief executive officer and the Company’s five other most highly compensated executive officers who were serving as executive officers as of December 31, 2003 (collectively, the “Named Executive Officers”).

The following table sets forth certain information concerning the compensation of the Named Executive Officers for each of the last three fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards
		Salary	Bonus	Other Annual Compensation	Number of Shares Underlying Options
Michael J. Saylor Chairman of the Board and Chief Executive Officer	2003 2002 2001	$375,000 150,000 150,000	$532,889 — —	— — —	410,000 — —

Sanju K. Bansal Vice Chairman of the Board, Executive Vice President, and Chief Operating Officer	2003 2002 2001	200,000 115,000 115,000	$284,207 — —	— — —	100,000 — —

Eric F. Brown President and Chief Financial Officer	2003 2002 2001	250,000 225,000 200,000	213,155 100,000 125,000	— — —	50,000 75,000 25,000

Jonathan F. Klein Vice President, Law and General Counsel	2003 2002 2001	186,250 175,000 159,000	100,000 60,000 50,000	— — —	50,000 70,000 13,500

Jeffrey A. Bedell(1) Vice President, Technology and Chief Technology Officer	2003 2002 2001	186,250 161,875 128,333	55,468 56,103 52,595	— — —	50,000 51,610 25,000

Eduardo S. Sanchez(2) Vice President, Worldwide Sales and Services	2003 2002 2001	250,000 250,000 250,000	225,566 116,301 77,983	— — —	50,000 35,000 25,000

(1)	Mr. Bedell joined MicroStrategy in December 1992 and became vice president, technology and chief technology officer in April 2001.
(2)	Mr. Sanchez joined MicroStrategy in November 1992 and became vice president, worldwide sales and services in April 2001.

Option Grants Table

The following table contains information concerning grants of stock options made to each of the Named Executive Officers during Fiscal Year 2003:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Shares of Class A Common Stock Underlying Options Granted(1)	% of Total Options Granted to Employees in 2003	Exercise Price Per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%

Michael J. Saylor	410,000	39.5%	$20.69	2/8/13	$5,334,850	$13,519,558

Sanju K. Bansal	100,000	9.6%	$20.69	2/8/13	$1,301,183	$3,297,453

Eric F. Brown	50,000	4.8%	$20.69	2/8/13	$650,591	$1,648,727

Jonathan F. Klein	50,000	4.8%	$20.69	2/8/13	$650,591	$1,648,727

Jeffrey A. Bedell	50,000	4.8%	$20.69	2/8/13	$650,591	$1,648,727

Eduardo S. Sanchez	50,000	4.8%	$20.69	2/8/13	$650,591	$1,648,727

(1)	These options vest over a five-year period and expire on the tenth anniversary of the date of grant.
(2)	The exercise price of options of MicroStrategy may be paid in cash or in shares of the Company’s class A common stock, valued at fair market value on the exercise date. All stock options were granted with an exercise price equal to the fair market value of such stock as determined by the Company’s Board of Directors on the grant date.
(3)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company’s class A common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Exercises and Holdings

The following table sets forth information concerning each exercise of a stock option during Fiscal Year 2003 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares of Class A Common Stock Acquired on Exercise	Value Realized(1)	Number of Shares of Class A Common Stock Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In- the-Money Options at Fiscal Year-End(2)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Michael J. Saylor	—	$—	— /410,000	$ — / $13,033,900

Sanju K. Bansal	—	—	— / 100,000	— / 3,179,000

Eric F. Brown	31,250	809,125	30,000 /138,751	— / 4,623,125

Jonathan F. Klein	29,986	729,455	7,712 / 112,351	8,329 / 4,284,790

Jeffrey A. Bedell	—	—	41,839 /106,482	1,234,099 /3,755,728

Eduardo S. Sanchez	—	—	54,250 / 91,750	1,455,755 /3,189,725

(1)	Represents the difference between the exercise price and the fair market value of the Company’s class A common stock on the date of exercise.
(2)	Value of an unexercised in-the-money option is determined by subtracting the exercise price per share from the fair market value per share for the underlying shares as of December 31, 2003, multiplied by the number of such underlying shares. The fair market value of the Company’s class A common stock is based upon the last reported sale price as reported on the Nasdaq National Market on December 31, 2003 ($52.48 per share).

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

EQUITY COMPENSATION PLAN INFORMATION

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	2,436,884	(2)	$78.96	1,868,751	(3)

Equity compensation plans not approved by stockholders	—		—	—

Total	2,436,884	(2)	$78.96	1,868,751	(3)

(1)	Includes the Company’s 1996 Stock Plan (“1996 Plan”), 1997 Stock Option Plan for French Employees (“French Plan”), 1997 Director Option Plan (“1997 Director Plan”), 1998 Employee Stock Purchase Plan (“ESPP”) and 1999 Plan. We are no longer issuing options under the Company’s 1996 Plan, 1997 Plan and French Plan.
(2)	Does not include options issued under the ESPP for the offering period beginning August 1, 2003 and ending on January 31, 2004.
(3)	Includes 1,833,756 shares of class A common stock issuable under the Company’s 1996 Plan, French Plan, 1997 Director Plan and 1999 Plan, as of December 31, 2003. Although there are 419,623 shares available for future issuance under the 1996 Plan, the Company does not anticipate making any future stock option grants under this plan. The ESPP provides for an increase in the number of shares of the Company’s class A common stock available for issuance under the plan on June 4 of each year by 20,000 shares, or a lesser amount as may be determined by the Company’s Board of Directors. As of December 31, 2003, 34,995 shares of class A common stock were available for issuance under the ESPP, excluding any options granted for the offering period beginning on August 1, 2003 and ending on January 31, 2004.

Employment Agreements

The Company’s employees, including the Company’s executive officers, are generally required to enter into confidentiality agreements prohibiting the employees from disclosing any of the Company’s confidential or proprietary information. In addition, the agreements generally provide that upon termination, an employee will not provide competitive products or services and will not solicit the Company’s customers and employees for a period of one year. At the time of commencement of employment, the Company’s employees also generally sign offer letters specifying certain basic terms and conditions of employment. Otherwise, the Company’s employees are generally not subject to written employment agreements.

In July 2002, each of Messrs. Bedell, Brown, Klein and Sanchez were granted options to purchase 50,000, 75,000, 70,000 and 35,000 shares of class A common stock, respectively, under the Company’s 1999 Plan. The option agreements for each of these grants provide for the acceleration of vesting in the event of a change in control of the Company such that, as of the effective date of the change in control, at least fifty percent of the original grant is fully vested and the remaining unvested portion will vest as to fifty percent of the remaining unvested shares on the last day of the third month after the effective date of the change in control and the remaining unvested shares will vest on the last day of the sixth month after the effective date of the change in control. In addition, these option agreements provide that if, following the change in control, such officer’s employment is terminated by MicroStrategy other than for cause or by such officer for good reason, the option will vest in full on the effective date of such termination.

Certain Relationships and Related Transactions

Michael J. Saylor, the Company’s chairman of the Board of Directors and chief executive officer, and certain other MicroStrategy personnel periodically utilize private aircraft when traveling for company business. Mr. Saylor indirectly owns, or has had an ownership interest in, such private aircraft. Under company policy, Mr. Saylor is eligible to receive reimbursement in an amount approximating the cost of a first class commercial airline fare for each eligible person traveling for company business on each flight, up to a maximum aggregate amount of $10,000 for any given flight. From January 1, 2003 through May 1, 2004, the Company paid to Mr. Saylor approximately $109,000 in such reimbursement for flights taken during such period.

On February 18, 2004, the Company, through a wholly-owned subsidiary, entered into an OEM Agreement with Vestmark, Inc. (the “Vestmark Agreement”), which provides for payments from Vestmark to the Company if Vestmark sells Vestmark-developed products that incorporate certain MicroStrategy software. David Blundin, a member of the Company’s Board of Directors, is the controlling stockholder and chief executive officer of Vestmark. The Vestmark Agreement has an initial term of three years and may be renewed by the parties for successive one-year terms. From February 18, 2004 through May 1, 2004, the Company has received payments from Vestmark of approximately $9,560 under the Vestmark Agreement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors acts under a written charter most recently amended and restated on April 22, 2004. A copy of this charter is attached to this Proxy Statement as Appendix A. In Fiscal Year 2003, the members of the Audit Committee were Messrs. Fowler (Chairman), Ross and Terkowitz and each remains a member of the committee as of the date hereof. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for Fiscal Year 2003 and discussed these financial statements with the Company’s management. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, the Company’s independent auditors, are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	management’s selection, application and disclosure of critical accounting policies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

In addition, through periodic meetings during Fiscal Year 2003 and the first quarter of 2004, the Audit Committee discussed the following significant items with management and the Company’s independent auditors: significant revenue contracts, significant and complex transactions, significant accounting and reporting issues and policies, and quarterly business results and financial statements. During Fiscal Year 2003 and the first quarter of 2004, the Audit Committee also monitored the annual independent audit by PricewaterhouseCoopers LLP, selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2004, pre-approved all audit and permitted non-audit services to be provided to the Company by the independent auditor, established procedures for handling complaints involving accounting, internal accounting controls and auditing matters, reviewed the Company’s risk assessment and management procedures, established the Company’s Code of Ethics and a revised Code of Conduct, reviewed with management the Company’s information security environment, oversaw the Company’s ongoing implementation of the mandates of the Sarbanes-Oxley Act, reviewed and considered whether to approve related party transactions with any director or executive officer of the Company, and reviewed quarterly reports as required by the Company’s Board of Directors regarding significant revenue contracts requiring advance approval from the Audit Committee, litigation and regulatory matters and the status of internal controls and procedures. During this period, the Audit Committee also met in separate executive sessions with each of the independent auditor, the Company’s President and Chief Financial Officer, the Vice President of Finance and Worldwide Controller and the Director of Internal Audit.

Management represented to the Audit Committee that the Company’s financial statements relating to Fiscal Year 2003 had been prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers

LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements (there were no such disagreements).

PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. Accordingly, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company, which are identified below under the caption “Independent Auditor Fees and Services”, is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the Company’s independent auditors, as well as its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

F. David Fowler

Stuart B. Ross

Ralph S. Terkowitz

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report addresses the compensation policies of the Company applicable to its executive officers during Fiscal Year 2003. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”) and, with respect to the compensation of certain executive officers as described below, the Chief Executive Officer. The Committee was comprised of three non-employee directors, Messrs. Rickertsen (Chairman), Ross and Terkowitz, from January 2003 through October 2003. Mr. Terkowitz resigned as a member of the Committee in October 2003. Following Mr. Terkowitz’s resignation in October 2003 and through December 31, 2003, the Committee was comprised of two non-employee directors, Messrs. Rickertsen (Chairman) and Ross. The current members of the Committee are Messrs. Rickertsen (Chairman) and Ross.

Executive Compensation Policy

The objectives of the Committee in determining executive compensation are (i) to recognize and reward exceptional performance by the Company’s executives, (ii) to provide incentives for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company’s current officers, but will enable the Company to attract other officers that may be needed by the Company in the future. The executive compensation program is implemented through three principal elements — base salary, bonus and stock option grants.

The Committee determines base salary and bonus for the Company’s Chief Executive Officer and the Executive Vice President and Chief Operating Officer. The Committee determines, in consultation with the Audit Committee, the base salary and bonus of the President and Chief Financial Officer. The Chief Executive Officer determines base salary and bonus for other executive officers in periodic consultation with the Committee consistent with the Nasdaq rules applicable to controlled companies. The Committee reviews and approves stock option grants to all executive officers, except in the case of the President and Chief Financial Officer, whose stock option grants are reviewed and approved by the Committee in consultation with the Audit Committee.

Executive Officer Compensation

Base Salary. In setting base salaries for Fiscal Year 2003, the Committee and the Chief Executive Officer used a subjective evaluation process considering the performance of the Company, the officer’s position, level and scope of responsibility and the officer’s job performance and contributions. Base salaries were generally set at levels that, in the opinion of the Committee and the Chief Executive Officer, approximate the salary levels for executives of companies that are comparable to the Company.

Annual Bonus. The purpose of the Company’s bonus program is to support the Company’s objective of enhancing shareholder value by directly linking incentive compensation to selected financial goals. Bonuses to executive officers for Fiscal Year 2003 were awarded principally on the basis of the Company’s performance during the period and on the subjective assessment by the Committee and the Chief Executive Officer of the extent to which the executive officer contributed to the overall performance of the Company or a particular department of the Company during Fiscal 2003. For Fiscal Year 2003, a total of $1,411,285 was paid in bonuses to the six executive officers of the Company.

The key financial performance measure used by the Committee in Fiscal Year 2003 in awarding bonuses to the Chief Executive Officer, Executive Vice President and Chief Operating Officer, and the President and Chief Financial Officer was consolidated income from operations. Consolidated income from operations for the Company in 2003 exceeded targets.

In awarding bonuses for Fiscal Year 2003 to the Vice President, Law and General Counsel, Vice President, Technology and Chief Technology Officer, and Vice President, Worldwide Sales and Services, the Chief Executive Officer sought to set such bonuses at a level that rewarded these officers for the success of the Company in 2003 and would provide executive officers eligible to receive such bonuses with a strong incentive to continue to contribute to the success and profitability of the Company.

Stock Option Grants. The Compensation Committee believes that it is important that key employees responsible for the Company’s future growth and continued success hold significant equity interests in the Company to align the interest of shareholders and management. The Committee believes that stock options are an appropriate equity based award, since the full benefit of a compensation package that includes stock options cannot be realized unless stock appreciation occurs over a number of years. In furtherance of its objective of rewarding long-term performance of the Company, the Committee awarded stock options to purchase shares of class A common stock to each of the executive officers in Fiscal Year 2003. Option awards were made based principally on the recommendations of management. The Fiscal Year 2003 option awards made to all executive officers, except in the case of the President and Chief Financial Officer, were determined by the Committee, and the award to the President and Chief Financial Officer was determined by the Committee in consultation with the Audit Committee. Individual award amounts are determined based on a subjective evaluation process that considers an executive officer’s personal achievements, the executive officer’s contributions to the business, market competitiveness associated with respective job responsibilities and the executive officer’s potential to materially build future shareholder value.

All of the options granted to executive officers in Fiscal Year 2003 were granted under the 1999 Plan with an exercise price that was equal to the fair market value of the class A common stock on the option grant date. The options granted to executive officers in Fiscal Year 2003 vest ratably over a five-year period. During Fiscal Year 2003, options to purchase an aggregate of 710,000 shares of class A common stock were granted to the six executive officers of the Company.

Chief Executive Officer Compensation

The Committee believes that, prior to Fiscal Year 2003, the salary paid to Mr. Saylor had historically been at levels significantly below the base salary and bonuses generally awarded by comparable companies to their chief executive officer. Furthermore, prior to Fiscal Year 2003, Mr. Saylor had not been granted any stock options.

With respect to Fiscal Year 2003, the Committee believed that a significant adjustment to Mr. Saylor’s compensation was appropriate in light of the continued growth of the Company as well as the significant and material contributions of Mr. Saylor to the day-to-day operations of the Company and the implementation of several strategic initiatives, including the release of the Company’s MicroStrategy Report Services™ product, the strengthening of the Company’s balance sheet and improvement in the Company’s income from operations and cash flow, continued improvement of operating margins and expansion of the Company’s sales force.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen

Stuart B. Ross

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the class A common stock of the Company from December 31, 1998 (the last trading day before the beginning of the Company’s fifth preceding fiscal year) to December 31, 2003 (the end of Fiscal Year 2003) with the cumulative total return of (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Index”) and (ii) a peer group of companies consisting of Business Objects S.A., Cognos Incorporated and Actuate Corporation (the “Peer Index”). This graph assumes the investment of $100.00 on December 31, 1998 in the class A common stock of the Company, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested. Measurement points are December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003.

(1)	Brio Software, Inc., a constituent of the Peer Index in the Company’s proxy statement for the 2003 Annual Meeting of Stockholders, is no longer in existence as a result of its acquisition by Hyperion Solutions Corporation in October 2003 and has therefore been removed from the Peer Index.

PROPOSAL 2

TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

The Audit Committee has selected, and the Board of Directors has ratified the Audit Committee’s selection of, the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

Independent Auditor Fees and Services

Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2003 and 2002 are summarized in the table below.

	2003	2002
Audit	$862,949	$783,960
Audit Related	75,530	80,977
Tax	453,977	335,939
All Other	6,400	1,400

Total	$1,398,856	$1,202,276

Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory and subsidiary audits, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit Related fees as of the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to employee benefit plan audits, accounting consultations and consultations concerning financial and accounting and reporting standards.

Tax fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

All Other fees as of the years ended December 31, 2003 and 2002, respectively, were primarily for license fees for online financial reporting and assurance literature.

Audit Committee Pre-Approval Policies and Procedures

During Fiscal Year 2003, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by the Company’s independent auditor. In situations where a matter cannot wait until a full Audit Committee meeting, a subcommittee of the Audit Committee, consisting of the Chairman of the Audit Committee, has authority to consider, and if appropriate, approve audit and non-audit services. Any decision by this subcommittee of the Audit Committee to pre-approve services must be presented to the full Audit Committee for approval at its next scheduled quarterly meeting. The Audit Committee requires MicroStrategy to make required disclosure in the Company’s Securities and Exchange Commission periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent auditor and the fees paid by the Company for such services.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102, Attention: Investor Relations, or by calling 703-848-8600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”), including director nominations described above under the heading “Director Candidates,” must be received by the Company at its principal offices, 1861 International Drive, McLean, Virginia 22102 by January 25, 2005 for inclusion in the proxy materials for the 2005 Annual Meeting. MicroStrategy suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

If a stockholder of the Company wishes to present a proposal before the 2005 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by April 13, 2005, and if a stockholder fails to provide such timely notice of a proposal to be presented at the 2005 Annual Meeting, the proxies designated by the Company’s Board of Directors will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Sanju K. Bansal

Vice Chairman, Executive Vice President, Chief Operating Officer and Secretary

May 25, 2004

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

THIRD AMENDED AND RESTATED

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF MICROSTRATEGY INCORPORATED

Purpose

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of MicroStrategy Incorporated and its subsidiaries (the “Company”), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership

The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent, in accordance with the applicable rules of the National Association of Securities Dealers (“NASD”) and Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)). The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors. The members of the Audit Committee shall each have the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report for fiscal years after Fiscal Year 2002 filed with the Securities Exchange Commission (“SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined and required by applicable SEC rules).

The compensation of Audit Committee members shall be as determined by the Board of Directors (or a committee thereof other than the Audit Committee). No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Responsibilities of the Audit Committee

The Audit Committee shall assist the Board of Directors in fulfilling their responsibilities to stockholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication between the Audit Committee, Board of Directors, independent auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law, or to guarantee the independent auditor’s report. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its independent auditor. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

1.	The Audit Committee shall review and reassess the adequacy of this charter at least annually.

2.	The independent auditor shall be accountable to the Audit Committee, which shall have the ultimate authority and responsibility to nominate the independent auditor to be proposed for stockholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the independent auditor.

3.	The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor, as required by applicable SEC rules. Any decision of a subcommittee of the Audit Committee to preapprove services shall be presented to the full Audit Committee for approval at its next scheduled meeting. The Audit Committee shall require the Company to make required disclosure in its SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent auditor and the fees paid by the Company for such services.

5.	The Audit Committee shall ensure that they receive and review from the independent auditor the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1.

6.	The Audit Committee shall discuss with the independent auditor its independence, and shall actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

7.	The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor pursuant to the Exchange Act, regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

8.	The Audit Committee shall discuss with the independent auditor the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied to its financial reporting. The discussion shall include such issues as the clarity of the Company’s financial disclosures and the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure.

9.	The Audit Committee shall review and discuss with the Company’s management the Company’s audited financial statements.

10.	The Audit Committee shall discuss with the independent auditor the Company’s audited financial statements and the matters about which Statement on Auditing Standards No. 61 requires discussion.

11.	Based upon its discharge of its responsibilities pursuant to items five through ten above and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual reports on Forms 10-K.

12.	The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

13.	The Audit Committee shall annually inform the independent auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the independent auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the independent auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

14.	The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61, 71 and 90. The Chairman of the Audit Committee shall discuss any such matters with the independent auditor, and shall notify the other members of the Audit Committee of any discussions which the independent auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee’s next scheduled meeting.

15.	The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the independent auditor.

16.	The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14 of the Exchange Act.

17.	The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	The Audit Committee shall review all related party transactions with any director or executive officer of the Company, including any transactions required to be reported under Item 404 of Regulation S-K, on an ongoing basis and all such transactions must be approved by the Audit Committee.

19.	The Audit Committee shall meet privately at least once per year with: (i) the independent auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior other person (if any) responsible for the internal audit activities of the Company.

20.	The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

Meetings

The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

Reports

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors’ meeting at which those recommendations are presented.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

*    *     *    *    *

This Charter was duly adopted and approved by the Board of Directors of MicroStrategy Incorporated by Action by the Sole Director on September 15, 1997. This Charter was duly amended by the Board of Directors by Written Action of Directors in Lieu of a Meeting dated July 3, 2000. This Charter was duly amended and restated by the Board of Directors by resolutions adopted on July 16, 2001. This Charter was duly amended and restated by the Board of Directors by resolutions adopted on April 24, 2003. This Charter was duly amended and restated by the Board of Directors by resolutions adopted on April 22, 2004.

PROXY

MICROSTRATEGY INCORPORATED

Proxy for the Annual Meeting of Stockholders to be held on July 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor, Eric F. Brown and Jonathan F. Klein, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166, on Thursday, July 8, 2004 at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” all proposals. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued and to be signed on the reverse side)

Annual Meeting of Stockholders of

MICROSTRATEGY INCORPORATED

July 8, 2004

Please fill in, date, sign and mail your proxy card in the

enclosed postage-paid return envelope as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following seven (7) directors for the next year.

NOMINEES:

O	Michael J. Saylor
O	Sanju K. Bansal
O	David B. Blundin
O	F. David Fowler
O	Carl J. Rickertsen
O	Stuart B. Ross
O	Ralph S. Terkowitz

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

For	Against	Abstain

☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder                                                               Date:

Signature of Stockholder                                                               Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.